                      AMENDMENT NO. 2 TO SECURITY AGREEMENT


          AMENDMENT NO. 2 TO SECURITY AGREEMENT dated as of August 31, 1994, between FOREST OIL CORPORATION, a corporation duly and validly existing under the laws of the State of New York (the "Company") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (as defined below) (in such capacity, together with its successors in such capacity, the "Agent").

          The Company, the lenders signatory thereto (the "Banks") and the Agent are parties to a Credit Agreement dated as of December 1, 1993, as amended by Amendment No. 1 dated as of December 28, 1993, Amendment No. 2 dated as of January 27, 1994 and Amendment No. 3 dated as of June 3, 1994 (as amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $50,000,000. The Company and the Agent entered into a Security Agreement dated as of December 1, 1993, as amended by Amendment No. 1 to Security Agreement dated as of December 28, 1993 (as amended, the "Security Agreement"), as a condition to the obligation of the Banks to make loans to the Company pursuant to the Credit Agreement. The Company and the Agent, with the consent of the Banks, wish to amend the Security Agreement to release from the Lien of the Security Agreement certain properties, rights and interests and accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 2 to Security Agreement, terms defined in the Security Agreement and the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of August 31, 1994, the Security Agreement shall be amended as follows:

          A.  The following definition shall be added in alphabetical order in
Section 1 of the Security Agreement:

          "Amendment No. 2 to Security Agreement" shall mean Amendment No. 2 to this Agreement dated as of August 31, 1994.

          B. Section 3 of the Security Agreement is hereby amended by adding the following at the end of such Section:

     "Notwithstanding any provision of Section 3 hereof to the contrary, pursuant to Section 11.09 of the Credit Agreement, the Properties of the Company
described in   Exhibit A to Amendment No. 2 to Security Agreement are   excluded
from the definition of 'Collateral'."

     Section 3. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that the representations and warranties set forth in Section 8 of the Credit Agreement and Section 2 of the Security Agreement are true and complete on the date hereof as if made on and as of the date hereof.

          Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Security Agreement set forth in said Section 2 shall become effective, as of August 31, 1994, upon the satisfaction of the following conditions precedent.

          A. Execution by All Parties. This Amendment No. 2 to Security Agreement shall have been executed and delivered by each of the parties hereto.

          B. Certificate. The Agent shall have received the certificate provided for in Section 11.09 of the Credit Agreement in form and substance satisfactory to the Agent.

          Section 5. Release of Collateral. To the extent that the Security Agreement covers any Property of the Company described in Exhibit A hereto, such Property is hereby released and any security interests or Liens in favor of or held by the Agent are terminated and at the Company's request, and at the Company's expense, the Agent shall take such other actions as are necessary to evidence the release and termination evidenced by this Amendment No. 2 to Security Agreement.

          Section 6. Miscellaneous. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 to Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 to Security Agreement by signing any such counterpart. This Amendment No. 2 to Security Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Security Agreement to be duly executed and delivered as of August 31, 1994.

                              FOREST OIL CORPORATION


                              By___________________________
                                Name:  Kenton M. Scroggs
                                Title: Vice President

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION), as Agent


                              By___________________________
                                Name:
                                Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Security Agreement to be duly executed and delivered as of August 31, 1994.

                              FOREST OIL CORPORATION


                              By___________________________
                                Name:  Kenton M. Scroggs
                                Title: Vice President

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION), as Agent


                              By___________________________
                                Name:  Richard F. Betz
                                Title: Vice President

                               EXHIBIT A TO UCC-3
                              FILING NO. 932089275

                                E X H I B I T "A"

Attached to and made a part of that certain Sales Agreement dated the 28th day of June, 1994, by and between Forest Oil Corporation, as Seller, and Sandel Energy, Inc., as Buyer.

Murry No. 1 and No. 2 Unit
Property No. 293015-010 and 293015-020
Waller County, Texas

OPERATOR: FOREST OIL CORPORATION
FOC WI:   30.00%
FOC NRI:  26.25%

Forest's interest in the above designated property is derived from Forest's ownership of the leasehold estate created by the following lease:

                                                                                                            RECORDATION
LEASE NO.      LESSOR                   LESSEE                                    COUNTY       DATE       VOLUME    PAGE
________________________________________________________________________________________________________________________

               Mary P. Bingham, et al   Stanolind Oil and Gas Company, et al      Waller       12/23/42     88       386




INSOFAR AND ONLY INSOFAR as the above described leasehold is located in Section 94, Block 1, H&TCRR Co. Survey, Waller County, Texas, LESS AND EXCEPT 40.74 acres contained within the Katy Gas Consolidated Unit the current boundaries of which are shown on Exhibit "B" of that certain Unit Agreement dated 5/2/66 a counterpart of which is recorded in Volume 203, Page 638, Ded Records of Waller County, Texas, INSOFAR AND ONLY INSOFAR as it pertains to the depths of 10, 000' below the suface down to and including the stratigraphic equivalent of 11,400' in the ARCO Murry No. 1 Unit, Well #1, located in said Section 94.

Subject to the Following Related Agreements:

1. Farmout Agreement (AR-72669) dated June 17, 1983, by and between Amerada Hess Corporation, as Farmor, and ARCO Oil and Gas Company, as Farmee, as amended by,but not necessarily limited to, Letter Agreements dated Septem-ber 8, 1983, October 13, 1983, December 19, 1983 and December 21, 1983.

2. Operating Agreement (AR-72771) dated December 15, 1983 by and between Atlantic Richfield Company,as Operator and Amoco Production Company,et al, as Non-Operator.

3. Conveyance of Overriding Royalty between Forest Oil Corporation, "Grantor" and Cactus Hydrocarbon III Limited Partnership, "Grantee", dated December 10, 1993, recorded in Volume 486, Page 295, Files No. 186399 of the Waller County Records.

4.   The obligations set out in the above described lease.

                               EXHIBIT A TO UCC-3
                              FILING NO. 932089275

                                   EXHIBIT "A"

Attached to and made a part of that certain Farmout Agreement between Forest Oil Corporation and Enterprise Exploration & Production, Inc., dated April 20, 1994.

                            MONTY PROSPECT/P#-187011
                        PECOS AND TERRELL COUNTIES, TEXAS

FOC                                                                                                  RECORDING
LEASE NO.         LESSOR                        LESSEE         DATE     DESCRIPTION                  DATA
________________  ____________________________  _____________  _______  ___________                  ______________________________

TX-187011-000001  Abilene Christian University  Delmon Hodges 6/28/89   All of Section 34, BlK102,   Book 648,Page 32-Pecos County
(4351-1)                                                                JHGibson Survey,Pecos Co.,TX

TX-187011-000002  Abilene Christian University  Delmon Hodges 12/01/89  All of Section 32, Blk 102,  Book 652,Page371-Pecos County
(4351-2)                                                                JHGibson Survey,Pecos Co.,TX

TX-187011-000003  Abilene Christian University  Delmon Hodges 12/01/89  S/2 of Section 35, Blk 102,  Book 80,Page479-Terrell County
(4351-3)                                                                JHGibson Survey,Terrell Co.,TX

TX-187011-000004  Abilene Christian University  Delmon Hodges 12/01/89  S/2 of Section 33, Blk 102,  Book 652,Page 376-Pecos County
(4351-4)                                                                JHGibson Survey,Pecos., TX

TX-187011-000011A Bowden Enterprises            Delmon Hodges 12/14/89  N/2 of Section35,Blk102,
(4351-11A)                                                              J.H.Gibson Survey            Book 652,Page 405-Pecos County
                                                                        Pecos & Terrell Counties,TX  Book  85,Page15-Terrell County

TX-187011-000011B Patricia A. Barry             Delmon Hodges 12/11/89  Same as above                Book 652,Page 407-Pecos County
(4351-11B)                                                                                           Book 85,Page 12-Terrell County

TX-187011-000011C Garon D. Cagle, Sr., et ux    Delmon Hodges 12/14/89  Same as above                Book 652,Page 410-Pecos County
(4351-11C)                                                                                           Book 85,Page 19-Terrell County

TX-187011-000011D John F. Schneider, et ux      Delmon Hodges 12/14/89  Same as above                Book 652,Page 412-Pecos County
(4351-11D)                                                                                           Book 85,Page 17-Terrell County

TX-187011-000011E Jane Anne Stinnett            Delmon Hodges 12/14/89  Same as above                Book 652,Page 414-Pecos County
(4351-11E)                                                                                           Book 85,Page 21-Terrell County

TX-187011-000011F R. S. Tapp & Company          Delmon Hodges 12/14/89  Same as above                Book 652,Page 416-Pecos County
(4351-11F)                                                                                           Book 85,Page 23-Terrell County

TX-187011-000011G Celeste Lucille Elsner,widow  Delmon Hodges 12/11/89  Same as above                Book 652,Page 418-Pecos County
(4351-11G)                                                                                           Book 85,Page 25-Terrell County


                            MONTY PROSPECT/P#-187011
                        PECOS AND TERRELL COUNTIES, TEXAS


FOC                                                                                                  RECORDING
LEASE NO.         LESSOR                        LESSEE         DATE     DESCRIPTION                  DATA
________________  ____________________________  _____________  _______  ___________                  ______________________________

TX-187011-000011H Exch. Natl. Bank of Jefferson Delmon Hodges 12/11/89 N/2 of Section35,Blk102,
(4351-11H)        City, Missouri & Wm. H. Bates,                       JHGibson Survey,              Book 652,Page 421-Pecos County
                  Co-Trustees of the Thomas Price                      Pecos & Terrell Counties,TX   Book 85,Page 28-Terrell County
                  Gibson Trust Number 1

TX-187011-000011I Exch. Natl. Bank of Jefferson Delmon Hodges 12/11/89 Same as above                 Book 652,Page 424-Pecos County
(4351-11I)        City, Missouri & Wm. H. Bates,                                                     Book 85,Page 31-Terrell County
                  Co-Trustees of Gaverne Gibson
                  Meade Trust Number 1

TX-187011-000011J Lucille R. Turner, a widow    Delmon Hodges 12/11/89 Same as above                 Book 652,Page 427-Pecos County
(4351-11J)                                                                                           Book 85,Page 34-Terrell County

TX-187011-000012  Abilene Christian University  Forest Oil    12/01/94 All of Section 32,Blk102,
(Top Lease of TX-187011-000002)**               Corporation            JHGibson Survey,              currently being recorded in
                                                                       Pecos County, Texas             Pecos County

TX-187011-000013  Abilene Christian University  Forest Oil    12/01/94 S/2 of Section 35,Blk102,
(Top Lease of TX-187011-000003)**               Corporation            JHGibson Survey,              currently being recorded in
                                                                       Pecos County, Texas             Pecos County

TX-187011-000014  Abilene Christian University  Forest Oil    12/01/94 S/2 of Section 33,Blk102,
(Top Lease of TX-187011-000004)**               Corporation            JHGibson Survey,              currently being recorded in
                                                                       Pecos County, Texas             Pecos County



** These leases only take effect should TX-187011-02, 03, & 04 expire by their own terms on 12/1/94.

                               EXHIBIT A TO UCC-3
                              FILING NO. 932089275


North Oakvale Prospect 179027
Jefferson Davis County, Mississippi                                  Page 1 of 3


                                   EXHIBIT "A"
                               SCHEDULE OF LEASES


FOC                                                                                                         RECORDING DATA
LEASE #   LESSOR                 LESSEE                    DATE           DESCRIPTION                       BOOK      PAGE
_______   ______                 ______                    ____           ___________                       ____      ____

7046-4A   Christine Dyess        W. Tingle Savell          01/03/80       Sec. 17,20,21, T6N-R18W            133       249

7046-4B   Gay Lloyd Dyess        W. Tingle Savell          01/03/80       Sec. 17,20,21, T6N-R18W            133       252

7046-4C   Charlene Dyess McPail  W. Tingle Savell          01/03/80       Sec. 17,20,21, T6N-R18W            133       255

7046-4D   Virginia Dyess         W. Tingle Savell          01/03/80       Sec. 17,20,21, T6N-R18W            133       258

7046-4E   Thomas Victor Dyess    W. Tingle Savell          01/03/80       Sec. 17,20,21, T6N-R18W            133       261

7046-4F   Peggy Dyess Wilson     W. Tingle Savell          01/03/80       Sec. 17,20,21, T6N-R18W            133       264

7046-4G   Pauline D. Jenkins     W. Tingle Savell          01/03/80       Sec. 17,20,21, T6N-R18W            133       267

7046-4H   Arthur Lee Dyess       W. Tingle Savell          01/10/80       Sec. 17,20,21, T6N-R18W            133       269

7046-4I   Delphie Mae D. Martin  W. Tingle Savell          01/10/80       Sec. 17,20,21, T6N-R18W            133       271

7046-4J   Robert Dyess           W. Tingle Savell          01/10/80       Sec. 17,20,21, T6N-R18W            133       436
                                                                                                             139       257

7046-4K   Irene D. Jones         W. Tingle Savell          01/10/80       Sec. 17,20,21, T6N-R18W            133       273

7046-4L   Mrs. Mae Beil Dyess    W. Tingle Savell          01/10/80       Sec. 17,20,21, T6N-R18W            133       275

7046-4M   Bennie Ran Dyess       W. Tingle Savell          01/30/80       Sec. 17,20,21, T6N-R18W            133       448

7046-4N   Mildred D. Ford        W. Tingle Savell          01/21/80       Sec. 17,20,21, T6N-R18W            133       460




FOC                                                                                                          RECORDING DATA
LEASE #   LESSOR                  LESSEE                     DATE           DESCRIPTION                      BOOK      PAGE
_______   ______                  ______                     ____           ___________                      ____      ____

7046-4O   Merlyn D. Chance        W. Tingle Savell           01/30/80       Sec. 17,20,21, T6N-R18W            133       450

7046-4Q   Bobbie D. Speights      W. Tingle Savell           02/11/80       Sec. 17,20,21, T6N-R18W            133       521

7046-4R   Nevis L. Dyess          W. Tingle Savell           02/11/80       Sec. 17,20,21, T6N-R18W            133       523

7046-4S   Mary Nell D. Bass       W. Tingle Savell           02/11/80       Sec. 17,20,21, T6N-R18W            133       525

7046-4T   Christine Dyess,Guard.  W. Tingle Savell           03/24/80       Sec. 17,20,21, T6N-R18W            134       238

7046-5    Pauline Jenkins         W. Tingle Savell           01/10/80       Sec. 17, T6N-R18W                  133       277

7046-10B  The Rankin Company      Jacksoco Oil Company       03/12/74       Sec. 22, SE/4SW/4, T6N-R18W         86       243

7046-25A  Delton Dyess, et ux     Amoco Production Company   03/23/78       Sec. 17, T6N-R18W                  119       122

7046-25B  Toxie Dyess, et ux      Pruet & Hughes Company     06/29/76       Sec. 17, T6N-R18W                   97       209

7046-27A  Maurice Smith1          Amoco Production Company   03/22/78       Sec. 17, T6N-R18W                  119       100

7046-27B  Ruby Etheredge Gillham  Pruet & Hughes Company     08/02/76       Sec. 17, T6N-R18W                   98       446

7046-27C  Leonora Martinez        Pruet & Hughes Company     08/18/76       Sec. 17, T6N-R18W                  103       700
          Kennington Myers

7046-27D  Fred J. Lotterhos       Pruet & Hughes Company     08/04/76       Sec. 17, T6N-R18W                   99       413

7046-27E  Grace B. Moss Marital   Pruet & Hughes Company     08/18/76       Sec. 17, T6N-R18W                   99       419
          Trust

7046-27F  Clyde E Moss Residuary  Pruet & Hughes Company     08/18/76       Sec. 17, T6N-R18W                   99       415
          Trust



FOC                                                                                                           RECORDING DATA
LEASE #   LESSOR                  LESSEE                     DATE           DESCRIPTION                       BOOK      PAGE
_______   ______                  ______                     ____           ___________                       ____      ____

7046-27G  Suco Company            Pruet & Hughes Company     08/18/76       Sec. 17, T6N-R18W                   99       417

7046-27H  Mabel McGehee Lillie    Forest Oil Corporation     03/01/82       Sec. 17, T6N-R18W                  155       515

7046-27I  F. C. Atkinson, Indv.,  Forest Oil Corporation     01/02/82       Sec. 17, T6N-R18W                  157       325
          as Executor and Trustee

7046-27J  Mrs. Fannie Kate M.     Forest Oil Corporation     03/01/82       Sec. 17, T6N-R18W                  155       517
          Catchings


7046-27K  Mrs. Fannie Kate M.     Lee W. Cline               03/29/82       Sec. 17, T6N-R18W                  155       603
          Catchings, Guardian


7046-27L  Lucille S. Chichester   Forest Oil Corporation     07/08/82       Sec. 17, T6N-R18W                  159       272

7046-28   Percy Dyess, et ux      Amoco Production Company   03/15/78       Sec. 17, T6N-R18W                  119       110

7046-29A  Lonnie S. Dyess, Sr.    Amoco Production Company   03/15/78       Sec. 17, T6N-R18W                  119       112

7046-29B  Roy G. Dyess            Amoco Production Company   03/15/78       Sec. 17, T6N-R18W                  119       114

7046-29C  Edwin G. Dyess, et ux   Amoco Production Company   03/15/78       Sec. 17, T6N-R18W                  119       116

7046-30   Sammie L. Dyess, et ux  Amoco Production Company   03/23/78       Sec. 17, T6N-R18W                  119       120

7046-33   United State Lumber Co. Shubuta Oil Corporation    01/07/72       Sec. 17, N/2Ne/4, E/2SE/4NE/4,      83       495
                                                                            N/2NW/4, NE/4SW/4 and
                                                                            SW/4SW/4, T6N-R18W
                                                                            Sec. 18, Entire section
                                                                            except NE/4SE/4 and
                                                                            SE/4SW/4, T6N-R18W


                              EXHIBIT "A" TO UCC-3
                              FILING NO. 932089275



FOC
Lease No.       Lessor   Lessee                  Date    Description                                    Recording Data
________        ______   ______                  ____    ___________                                    ______________
9064-5          U.S.A.   Forest Oil Corporation  6/1/62  Block 309 Eugene Island Area, South            Serial No. OCS-G-0997
                                                         Addition, OCS Lease Map, La. No. 4-A,
                                                         INSOFAR AND ONLY INSOFAR as said lease
                                                         lies within the confines of the following
                                                         described aliquots:  W/2; limited to the
                                                         interval from the surface of the earth to
                                                         the stratigraphic equivalent of 7014'
                                                         (identified as the total depth of the Columbia
                                                         Gas Development Corporation OCS-G-1981 J-1 S/T #1
                                                         being 7,014' TVD and 8,385' MD) LESS AND EXCEPT
                                                         the "C-I" formation as seen in the interval
                                                         from 4,170' to 4,330' MD in the OCS-G-0997
                                                         No. 4 Unit Well.

192236-000001   U.S.A.   Tenneco Oil Co.        10/1/79  That portion of Block 18 seaward               Serial No. OCS-G-4082
                         et. al.                         of the Three Marine League line
                                                         measured from the historic
                                                         shoreline described in the United
                                                         States vs. Louisiana, No. 9 original
                                                         (394 U.S. 836), Sabine Pass Area, as
                                                         shown on OCS Official Leasing Map,
                                                         Texas Map No. 8, INSOFAR AND ONLY
                                                         INSOFAR as said lease lies within the
                                                         confines of the following described
                                                         aliquots:  All

192242-000001   U.S.A.   Texaco, Inc., et al     7/1/90  Block 280, Main Pass Area, South and           Serial No. OCS-G-12102
                                                         East Addition, OCS Leasing Map,
                                                         Louisiana No. 10A, INSOFAR AND ONLY
                                                         INSOFAR as said lease lies within the
                                                         confines of the following described
                                                         aliquots:  All

                               EXHIBIT A TO UCC-3
                              FILING NO. 932089275


                                   EXHIBIT "A"


Attached to and made a part of Farmout Agreement dated June 14, 1993 between Forest Oil Corporation and Anglo-Suisse Inc.

_________________________________________________________________

Oil & Gas Lease Subject To Farmout Agreement
____________________________________________


1)   FOC Lease No. 1594-1

     Lessor:             A. A. McAllen, et al
     Lessee:             Hale Schaleben
     Gross Acres:        26,597.00 acres, more or less
     Lease Date:         June 15, 1954
     Recording Data:     Volume 159, Page 347-350 of the Oil & Gas
                         Records of Hidalgo County, Texas


Interest Subject to Farmout Agreement
_____________________________________

Approximately 320 acres, more or less, in the Santa Anita Grant, Hidalgo County, Texas, out of that certain 3000.00 acres described in that Partial Assignment of Oil, Gas and Mineral Lease, dated July 25, 1956, between Delhi-Taylor Oil Corporation, as Assignor, and Forest Oil Corporation, as Assignee, recorded in Volume 189, Page 507-511 of the Oil and Gas Records of Hidalgo County, Texas, beginning at the Northeast Corner of the 3000 acres, thence Southeast 2500 feet along east line of said lease, thence Westerly 5576 feet parallel to the North line of lease, thence Northerly 2500 feet parallel to East line of lease, thence Easterly along North line of lease, 5576 feet to point of beginning.

                               EXHIBIT A TO UCC-3
                              FILING NO. 932089275

                                   EXHIBIT "A"


Attached to and made a part of Farmout Agreement dated June 28, 1993 between Forest Oil Corporation and Anglo-Suisse Inc.
_______________________________________________________________________________


Oil & Gas Lease Subject To Farmout Agreement
____________________________________________


1)   FOC Lease No. 1594-1

     Lessor:             A. A. McAllen, et al
     Lessee:             Hale Schaleben
     Gross Acres:        26,597.00 acres, more or less
     Lease Date:         June 15, 1954
     Recording Data:     Volume 159, Page 347-350 of the Oil & Gas
                         Records of Hidalgo County, Texas


Interest Subject to Farmout Agreement
_____________________________________


Approximately 1076.29 acres, more or less, in the Santa Anita Grant, Hidalgo County, Texas, out of that certain 3000.00 acre tract described in that Partial Assignment of Oil, Gas and Mineral Lease, dated July 25, 1956, between Delhi-Taylor Oil Corporation, as Assignor, and Forest Oil Corporation, as Assignee, recorded in Volume 189, Page 507-511 of the Oil and Gas Records of Hidalgo County, Texas, said 1076.29 acres described as beginning at the Southeast corner of said 3000 acre tract; thence in a Northerly direction parallel to East line of said tract, a distance of 5800 feet; thence in a Westerly direction parallel to the South line of said tract, a distance of 8083.3 feet to a point on the West line of said 3000 acre tract; thence in a Southerly direction parallel to the West line of said tract a distance of 5800 feet to the Southwest corner of said 3000 acre tract; thence in a Easterly direction along the South line of said 3000 acre tract a distance of 8083.3 feet to the point of beginning.